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              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus and "Financial Statements" and "Independent Auditors" in each Statement of Additional Information and to the incororation by reference in Post-Effective Amendment No. 25 to the Registratiopn Statement (Form N-1A No. 2-92665/811-4088) of Excelsior Funds, Inc. of our report dated May 9, 1997 on the financial statements and financial highlights included in the 1997 Annual Reports to Shareholders.


                                        /s/ Ernst & Young LLP
                                        ERNST & YOUNG LLP


Boston, Massachusetts
May 29, 1997